PS22-012 Amendment Agreement Template v20190325 AMENDMENT AGREEMENT NO. 1 This Amendment Agreement No. 1 to the Polestar 2 Model Year Program License, License Assignment and Service Agreement (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”) and Polestar Performance AB, 556653-3096, a corporation organized and existing under the laws of Sweden (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Polestar 2 Model Year Program License, License Assignment and Service Agreement (PS21-007) dated 13 April 2021 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 The definition of “Affiliate” in Section 1 of the Agreement shall be amended and restated in its entirety as follows: ““Affiliate” means any other legal entity that, directly or indirectly, is controlled by Volvo Car Corporation or Polestar Automotive Holding UK PLC; and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity.” Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

PS22-012 Amendment Agreement Template v20190325 2.2 Appendix 1 to the Agreement shall be replaced in its entirety by Appendix 1 attached to this Amendment. 2.3 Appendix 2 to the Agreement shall be replaced in its entirety by Appendix 2 attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 17 and 18 of the Agreement shall apply to this Amendment as well. 3.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS]

PS22-012 Amendment Agreement Template v20190325 VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: /s/ Maria Hemberg By: /s/ Anna Rudensjö Printed Name: Maria Hemberg Printed Name: Anna Rudensjö ______ Title: General Counsel Title: General Counsel Date: Sep 22, 2022 Date: Nov 3, 2022 _____________ By: /s/ Johan Ekdahl By: /s/ Dennis Nobelius Printed Name: Johan Ekdahl Printed Name: Dennis Nobelius Title: CFO Title: COO ______ Date: Sep 22, 2022 Date: Nov 9, 2022 _____________

Appendix 1 [***]

APPENDIX 2 FEE 1. GENERAL 1.1 This appendix determines the Fee for the deliveries under this Agreement. 1.2 Any capitalised terms used but not specifically defined in this Appendix shall have the meanings set out for such terms in the License and Service Agreement. In addition, the capitalised terms set out below shall for the purpose of this Appendix have the meaning described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 2. FEE 2.1 Principles for determining the Fee 2.2 As regards the Polestar and Volvo Technology, the Fee shall be determined based on Volvo Cars actual development costs for developing the Polestar and Volvo Technology. 2.3 The Fee shall be determined based on the activities performed when Volvo Cars has developed/develops the Volvo Technology and the Polestar Technology, and on estimated development costs, which shall be calculated on a time and material (and other costs) basis applying arm’s length pricing using the cost plus method, i.e. full cost incurred plus an arm’s length mark-up. 2.4 The Fee will be based on the actual hours required for the Service Specification in Appendix 1 and the hourly rates as set forth in Section 2.5 below. The Parties acknowledge that the estimated Fee set forth in this Appendix 2, are based on an estimation of the number of hours required and that this estimation may differ from the final actual number of hours charged by Volvo Cars. Hence, the Fee will ultimately be invoiced based on actual hours, not on estimated hours. 2.5 The hourly rates shall be determined by Volvo Cars on an annual basis in compliance with applicable tax legislation, including but not limited to the principle of “arm’s length distance” between the Parties. All costs Volvo Cars has in order to develop the Agreement Result shall be included in the License and Service fee. 2.6 The estimated Fee that Polestar shall pay to Volvo Cars for the development of MY [***] is set out in the table below. [***] 2.7 The estimated Fee that Polestar shall pay to Volvo Cars for the development of MY [***] (MY [***] and [***]) is set out in the table below, a total of [***]. [***]

2.8 The estimated Fee that Polestar shall pay to Volvo Cars for the development of MY[***] is set out in the tables below, a total of [***]. [***] 3. PAYMENT TERMS 3.1 The Fee outlined above in 2.6 in this appendix and included in the License and Service Agreement will be paid, as regards Volvo Cars’ actual development costs up until and including February 2021, when the Agreement is signed by duly authorised signatories of each Party. 3.2 The Fee outlined above in 2.7 referring to [***] will be paid, as regards Volvo Cars’ actual development costs up until and including 1st of March 2022, when the Amendment of the Agreement is signed by duly authorised signatories of each Party. 3.3 The Fee outlined above in 2.8 referring to [***] will be paid, as regards Volvo Cars’ actual development costs up until and including 17st of April 2022, when the Amendment of the Agreement is signed by duly authorised signatories of each Party. 3.4 The actual development costs shall then be invoiced on a monthly basis, at the end of each month and payable within [***] days after the date of invoice. 3.5 All amounts and payments referred to in this Agreement shall be paid in SEK. 3.6 Volvo Cars is responsible for charging and declaring sales tax/VAT or other taxes as follow from applicable law. Any applicable sales tax/VAT on the agreed price will be included in the invoices and paid by Polestar. All amounts referred to in this Agreement are exclusive of VAT. 3.7 If Volvo Cars is obligated to collect or pay taxes, such taxes shall be invoiced to Polestar, unless Polestar provides a valid tax exemption certificate authorized by the appropriate Tax Authority. If Polestar is required by law to withhold any taxes from its payments Polestar must provide an official tax receipt or other appropriate documentation to support this withholding. 3.8 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***] per annum. 3.9 Any paid portion of the Fee is non-refundable, with the exceptions set out in this Agreement. ______________________________